Exhibit 5.1

April 30, 2021

Whiting Petroleum Corporation

1700 Lincoln Street, Suite 4700

Denver, Colorado 80203-4547

Re:	Whiting Petroleum Corporation

Registration	Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Whiting Petroleum Corporation, a Delaware corporation (the “Company”), and Whiting Oil and Gas Corporation, a Delaware corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantor with the Securities and Exchange Commission (the “Commission”) on April 30, 2021 under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company and the Guarantor, as applicable, on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations (“Rule 415”) promulgated under the Securities Act of an indeterminate number of: (i) shares of the Company's common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company's preferred stock, par value $0.001 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iii) senior and/or subordinated debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination of those securities (the “Warrants”); (v) contracts for the purchase by third parties and sale by the Company of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, or securities of an entity unaffiliated with the Company (the “Stock Purchase Contracts”); (vi) units consisting of a Stock Purchase Contract and a Debt Security (the “Stock Purchase Units”); (vii) guarantees (the “Guarantees”) of the Debt Securities by the Guarantor and (viii) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (the “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Guarantees, and the Indeterminate Securities are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any prospectus supplements (collectively the prospectus and any prospectus supplements are referred to as the “Prospectus”) and pursuant to Rule 415 for an indeterminate aggregate initial offering price.

The Depositary Shares will be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”), between the Company and such depositary as shall be named therein (the “Depositary”).

The Debt Securities may be issued in one or more series under one or more indentures (which may include supplemental indentures) (each, an “Indenture”), each of which will be between the Company and a financial institution named therein as trustee (the “Trustee”).

The Guarantees may be issued in one or more series under one or more Indentures, each of which will be between the Guarantor and the Trustee.

The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein (the “Warrant Agent”).

The Stock Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Stock Purchase Units may be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Agent”).

In connection with this letter, we have examined (i) the Certificates of Incorporation of the Company and the Guarantor, each as amended to date, (ii) the Bylaws of the Company and the Guarantor, each as amended to date, (iii) the Registration Statement, (iv) the form of Indenture, which has been filed with the Commission as an exhibit to the Registration Statement, (v) the resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith, and (vi) the resolutions of the Board of Directors of the Guarantor relating to the approval of the filing of the Registration Statement and transactions in connection therewith. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and the Guarantor, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (vi) the absence of any undisclosed modifications to the documents reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Guarantor and others whom we have further assumed were authorized to make such statements and representations.

We also have assumed that (i) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the applicable Depositary; (ii) at the time of execution, countersignature, issuance and delivery of the Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent; (iii) at the time of execution, authentication, issuance and delivery of the Debt Securities and / or the Guarantees, the Indenture will be the valid and legally binding obligation of the Trustee thereunder and the Indenture and the Trustee will have been qualified under the Trust Indenture Act of 1939; (iv) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the applicable Purchase Contract Agent; and (v) at the time of the execution, issuance and delivery of the Stock Purchase Units, the related Unit Agreement (if any) will be the valid and legally binding obligation of the applicable Unit Agent.

In rendering the opinions expressed herein, we have assumed further that: (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and such effectiveness will not have been terminated or rescinded; (ii) an applicable Prospectus Supplement will have been prepared and timely filed with the Commission describing the Securities offered thereunder; (iii) all Securities will be issued and sold in compliance with then applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) with respect to an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereunder will be duly authorized and validly executed and delivered by the Company and the Guarantor, as applicable, and the other parties thereto; (v) there will be sufficient shares of Common Stock or Preferred Stock, as the case may be, authorized under the Certificate of Incorporation of the Company as in effect at the time of the offering of Securities and not otherwise reserved for other issuance; (vi) the consideration for the Common Stock and the Preferred Stock is not less than the par value thereof; and (vii) with respect to any Securities offered, any other proceedings that are required by then applicable laws will be timely and properly completed in connection with such offering.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.            With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or, if the Common Stock is issued upon exercise of Warrants or exchange or conversion of Debt Securities, Preferred Stock or Stock Purchase Contracts, in accordance with the applicable Warrant Agreement, Indenture, Preferred Stock or Stock Purchase Contract, the Common Stock will be validly issued, fully paid and nonassessable.

2.            With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designation related thereto and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or, if the Preferred Stock is issued upon exercise of Warrants or exchange or conversion of Debt Securities, Preferred Stock or Stock Purchase Contracts, in accordance with the applicable Warrant Agreement, Indenture, Preferred Stock or Stock Purchase Contract, the Preferred Stock will be validly issued, fully paid and, except to the extent set forth in the Certificate of Designations, nonassessable.

3.            With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and (2) the execution and delivery of any Deposit Agreement, (b) the Preferred Stock represented by the Depositary Shares has been the subject of the items specified in Paragraph 2 above and has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4.            With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Warrant Agreement, the terms of the offering thereof and related matters, (b) the due execution, countersignature, issuance and delivery of such Warrants, and (c) the accuracy of all assumptions herein regarding the approval and issuance of the Securities issuable upon exercise of the Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.            With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Indenture and any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of the Indenture and such Debt Securities, and (c), if applicable, the accuracy of all assumptions herein regarding the approval and issuance of the Securities issuable upon conversion of the Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.            With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Indenture and the Guarantees, the terms of the offering thereof and related matters by the Board of Directors of the Guarantor or a duly constituted and acting committee of such Board of Directors, (b) the due execution, authentication, issuance and delivery of the Indenture and such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Guarantor or a duly constituted and acting committee of such Board of Directors and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Guarantees will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

7.            With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Purchase Contract Agreement, the terms of the offering thereof and related matters by the Board, (b) the due execution, issuance and delivery of the Stock Purchase Contracts, and (c) the accuracy of all assumptions herein regarding the approval and issuance of the Securities issuable pursuant to the terms of the Stock Purchase Contracts, upon payment of the consideration for such Stock Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.            With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters, (2) the execution and delivery of any related Unit Agreement and (3) the issuance and terms of the Securities that are a component part of the Units, the terms of the offering thereof and related matters, (b) the due execution, countersignature, authentication, issuance and delivery of each Security that is a component of the Unit, and (c) the accuracy of all other assumptions herein regarding the approval and issuance of the Securities that are components of the Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement (if any) and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities or Guarantees may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the contract laws of the State of New York, the law of the State of Delaware, and the federal law of the United States. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including applicable rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP